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                                                                     EXHIBIT 5.1

                              Greater Bay Bancorp
                              400 Emerson Street
                          Palo Alto, California 94301


July 24, 2001



Board of Directors
Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, CA  94303

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I am the general counsel of Greater Bay Bancorp, a California corporation ("GBB") and, in such capacity, I have acted as counsel to GBB in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 24, 2001 (the "Registration Statement"). The Registration Statement relates to the offer for sale of between 3,000,000 shares to 3,450,000 shares of Trust Preferred Securities (the "Capital Securities") of GBB Capital V, a statutory business trust formed at the direction of GBB under the laws of the State of Delaware (the "Trust") and the guaranty of GBB with respect to the Capital Securities (the "Guarantee Agreement") and Junior Subordinated Debentures to be issued by GBB to the Trust in exchange for the Capital Securities, and such transactions as further described in the Registration Statement (the "Offering"). Other capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement. As general counsel to GBB, I have been requested to render this opinion.

     For the purpose of rendering the opinions set forth herein, I have been furnished with and examined only the following documents:

     1. The Articles of Incorporation and Bylaws of GBB, each as amended to date;

     2.  The Registration Statement;

     3. The form of Guarantee Agreement, attached as Exhibit 4.6 to the Registration Statement;
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Board of Directors
Greater Bay Bancorp
July 24, 2001
Page 2

     4. The form of Junior Subordinated Debenture included in the form of Indenture, attached as Exhibit 4.5 to the Registration Statement; and

     5. Records of the meetings of the Board of Directors of GBB pertaining to the Offering.

     With respect to all of the foregoing documents, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. I also have obtained from the officers of GBB such advice as to such factual matters as I consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, I have relied on such advice.

     Based upon the foregoing, I am of the of the opinion that:

     1. GBB has been duly incorporated and is validly existing as a corporation under the laws of the State of California.

     2. The Guarantee Agreement, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of GBB enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws or similar laws affecting the rights of creditors generally and subject to general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing and the unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     The foregoing opinion is also subject to the following comments and qualifications:

     (a) The enforceability of certain provisions of the Indenture and the Guarantee Agreement may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

     (b) The enforceability of provisions in the Indenture, the Junior Subordinated Debentures and the Guarantee Agreement, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

     (c) I advise you that, under certain circumstances, a guaranty executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is deemed to be
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Board of Directors
Greater Bay Bancorp
July 24, 2001
Page 3

liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.

     (d) Notwithstanding the choice of law provision in the Guarantee Agreement, I also advise you of California statutory provisions and case law, including defenses set forth in Union Bank v. Gradsky, 265 Cal.App. 2d 40 (1968) and
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defenses arising from California Civil Code Section 2787 et seq. relating to suretyship defenses or rights of redemption, to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impairs the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor. However, there is also authority to the effect that a guarantor may validly waive such rights, if such waivers are expressly set forth in the guaranty. While I believe that a California court should hold that the explicit language contained in the Guarantee Agreement waiving such rights should be enforceable, I express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of the Trust which materially increases such obligations; (ii) any election of remedies by the Trust following the occurrence of an event of default; or (iii) any other action by the Trust which materially prejudices any guarantor, if, in any such instance, such modification, election or action occurs without notice to any guarantor and without granting to any guarantor an opportunity to cure any default by the Trust.

     My opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. I hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

     This opinion is limited to the current laws of the State of New York and the State of California, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, I have no obligation to supplement it should the current laws of the State of New York or the State of California be changed by legislative action, judicial decision or otherwise.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                              Very truly yours,

                              /s/ Linda M. Iannone

                              Linda M. Iannone
                              Senior Vice President,
                              General Counsel & Secretary